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                                      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                    Washington, DC  20549

                                                          FORM 8-K

                                                       CURRENT REPORT

                                             Pursuant to Section 13 or 15(d) of
                                             The Securities Exchange Act of 1934



                               Date of Report (Date of earliest event reported) July 13, 1999
                                                                                -------------



                                                     GALEY & LORD, INC.
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                                  Exact name of registrant as specified in its charter

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                             DELAWARE                                                       56-1593207
               ------------------------------------                          --------------------------------------
                  State or other jurisdiction of                                IRS Employer  Identification No.
                   incorporation or organization


        980 Avenue of the Americas, New York, New York                                             10018
      --------------------------------------------------                                      --------------
            Address of principal executive offices                                               Zip Code

                                                        212/465-3000
                     ----------------------------------------------------------------------------------
                                     Registrant's telephone number, including area code

                                                       Not Applicable
                     ----------------------------------------------------------------------------------
                      Former name, former address and former fiscal year, if changed since last report.
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ITEM 5.        OTHER EVENTS.

Incorporated by reference herein and attached as an exhibit hereto is the press release of Galey & Lord, Inc. (the "Company") dated July 13, 1999 announcing that the Company's expected earnings for the June quarter 1999 will likely fall short of the average estimates that stock analysts have projected.

On July 13, 1999, the Company amended its credit agreement, dated as of January 29, 1998, as amended, with First Union National Bank, as agent and lender and its syndicate of lenders. The amendment which became effective as of July 3, 1999 (the "Amendment") replaced the Adjusted Leverage Ratio covenant (as defined in the Amendment) with a minimum EBITDA covenant (as defined in the Amendment) until the Company's December quarter 2000, replaced the Consolidated Net Worth covenant with a Consolidated Retained Earnings covenant (as defined in the Amendment), waived compliance by the Company with the Adjusted Fixed Charge Coverage Ratio until the Company's December quarter 2000 and modified the Company's covenant related to capital expenditures.

Under the Amendment, the interest rate spread on all borrowings under the Company's revolving line of credit and term loans will increase by 50 basis points for the period beginning July 4, 1999 through February 15, 2001. In addition, the Company repaid $25 million principal amount of its term loan balance using available borrowings under its revolving line of credit and reduced the maximum amount of borrowings under the revolving line of credit by $25 million to $200 million. In addition, the Company and each of its domestic subsidiaries granted the lenders, as additional collateral, a lien on all real property owned in the United States.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, weather-related delays, general economic conditions and other risks and uncertainties that may be detailed herein or from time to time in the Company's other reports filed with the Securities and Exchange Commission.




Exhibits
--------
1.       Press Release of Galey & Lord, Inc., dated July 13, 1999.
2. Fifth Amendment to the Credit Agreement dated July 3, 1999 among the Company, Galey & Lord Industries, Inc., G&L Service Company, N.A., Inc., Swift Textiles, Inc., Swift Denim Services, Inc., Galey & Lord Properties, Inc., Swift Denim Properties, Inc. and First Union National Bank, as agent and lender, and the other lenders' party thereto.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Galey & Lord, Inc.
                                            --------------------------
                                                   (Registrant)





                                             /s/ Michael R. Harmon
                                             -------------------------
                                             Michael R. Harmon
                                             Executive Vice-President,
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer),
                                             Treasurer and Secretary





        July 14, 1999
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            Date